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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 23, 2003


                                GERON CORPORATION


             (Exact name of registrant as specified in its charter)

          Delaware                     0-20859                75-2287752
(State or Other Jurisdiction   (Commission File Number)     (IRS Employer
        of Incorporation)                                 Identification Number)

              230 Constitution Drive                             94025
              Menlo Park, California                           (Zip Code)
     (Address of principal executive offices)



                                 (650) 473-7700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.


On May 23, 2003, Geron Corporation, a Delaware corporation (the "Company"), entered into a Restructuring Agreement (the "Restructuring Agreement") with the holder (the "Investor") of its Series D Convertible Debentures (the "Debentures"). Before the transaction, the Debentures had a principal amount of $15.0 million and had accrued $575,342 in interest. Pursuant to the Restructuring Agreement, the Debentures were amended (i) to add the accrued interest to principal and eliminate future interest accruals, (ii) to provide for a fixed conversion price of $5.00 per share, and (iii) to provide for a mandatory conversion on June 30, 2005 of any Debentures not previously converted, so long as the Company had complied with the terms of the Debentures. The Restructuring Agreement also provided for the amendment of the warrants previously issued to the Investor in connection with the Debentures. The Series D-1 warrants to purchase 333,935 shares of the Company's Common Stock, expiring June 30, 2003, and the Series D-2 warrants to purchase 500,901 shares of the Company's Common Stock, expiring December 31, 2006, were each amended to change the exercise price to $7.50 per share.


The Company originally issued $25 million of Series D Debentures to the Investor on June 29, 2000. The Series D Debentures were convertible by the Investor at a fixed conversion price of $29.95 per share and matured on June 29, 2003. In addition, the Investor received stock purchase warrants to purchase 834,836 shares of the Company's common stock at a fixed exercise price of $37.43 per share with an eighteen (18) month exercise period. On November 9, 2001, the Company and the Investor entered into an initial Restructuring Agreement that provided for the conversion of $10 million of the outstanding principal amount of Series D Debentures held by the Investor into 1,011,122 shares of the Company's common stock. The remaining $15 million principal balance of the Series D Debentures held by the Investor were amended and restated to: (i) carry a two and one-half percent (2.5%) coupon, (ii) adjust the fixed conversion price to $20 per share and (iii) extend the maturity date to June 30, 2005. The terms of Investor's warrant, received in connection with the Series D Debentures, were amended and restated into two separate warrants, a Series D-1 Stock Purchase Warrant to purchase 333,935 shares of the Company's common stock with a fixed exercise price of $15.625 per share and an exercise period extended to June 30, 2003, and a Series D-2 Stock Purchase Warrant to purchase 500,901 shares of the Company's common stock with a fixed exercise price of $25 per share and an exercise period extended to December 31, 2006.


The Company's press release announcing the amendment and restatement of the Series D Debentures and related warrants, as well as the Restructuring Agreement, the Amendment No. 2 to Registration Rights Agreement, the Series D Second Amended and Restated Convertible Debentures, and the Amended and Restated Series D-1 and D-2 Stock Purchase Warrants, are filed as exhibits to this Current Report on Form 8-K. The summary description of the transaction and the press release are qualified in their entirety by reference to the documents filed as exhibits hereto.

Item 7. Exhibits.

Exhibits
--------

4.1 Amendment No. 2 to Registration Rights Agreement dated as of May 23, 2003, by and between Registrant and RGC International Investors, LDC.
4.2 Series D Second Amended and Restated Convertible Debentures dated as of May 23, 2003.
4.3 Amended and Restated Series D-1 Stock Purchase Warrant, dated as of May 23, 2003.
4.4 Amended and Restated Series D-2 Stock Purchase Warrant, dated as of May 23, 2003.
10.1 Restructuring Agreement dated as of May 23, 2003, by and between Registrant and RGC International Investors, LDC.
99.1 Press Release dated May 27, 2003


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GERON CORPORATION



Date:      May 26, 2003           By:    /s/ William D. Stempel
                                         ---------------------------------------
                                  Name:  William D. Stempel
                                  Title: Vice President and General Counsel


                                  EXHIBIT INDEX


Exhibits
--------

4.1 Amendment No. 2 to Registration Rights Agreement dated as of May 23, 2003, by and between Registrant and RGC International Investors, LDC.
4.2  Series D Amended and Restated Convertible Debentures dated as of May 23,
     2003.
4.3 Amended and Restated Series D-1 Stock Purchase Warrant, dated as of May 23, 2003.
4.4 Amended and Restated Series D-2 Stock Purchase Warrant, dated as of May 23, 2003.
10.1 Restructuring Agreement dated as of May 23, 2003, by and between Registrant and RGC International Investors, LDC.
99.1 Press Release dated May 27, 2003


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